Option Exchange Program Carole Watkins Recorded June 19, 2009 Exhibit (a)(1)(Y)

Company Confidential – For internal use only

Agenda
• Why we decided to offer an option exchange
• Basic overview of the program
• Equity adjustments as a result of the spin-off
• For more information
• Website demonstration
• Next steps

Company Confidential – For internal use only

Why we’re offering an exchange program
• Restore the original intent of our long-term incentive
plan
• Reinforce leadership interests with shareholder
interests as we prepare for the spin-off
• Growing acceptance by shareholders
• No additional compensation expense
• Significant reduction in overhang for both companies
after the spin-off

Company Confidential – For internal use only

Key highlights of the offer
• Fewer new options, but lower exercise price
• Applies only to certain options; does NOT apply to restricted shares
• Program is voluntary
• Exchange period is June 19 to July 17
• New options expected to be granted on July 20
• New options have new vesting period
• For most employees, exchanges must be made on-line at
the website we’ve provided
• Program requires shareholder approval at a special meeting to be held on June 23rd

Company Confidential – For internal use only

Eligibility to participate
• Active employees as of June 19 and as of July 17
are eligible.
• Current and former Board members, former
employees, retirees, and executive officers named in
our FY08 annual proxy statement are NOT eligible.

Company Confidential – For internal use only

New options
• Assuming a July 20 grant date, new options have
new vesting and will vest the later of:
July 20, 2010 or
the original vesting date
• New options have new expiration dates and will
expire the later of:
July 20, 2012 or
the original expiration date

Company Confidential – For internal use only 7 Exchange ratio Fair value new option Fair value eligible option x 1.15 = Exchange ratio

Exchange ratio example
Number of eligible stock options:
Fair Value of one New Option
divided by Fair Value of one Eligible Option
Value-for-Value Exchange Ratio
New Options received if Value-for-Value Ratio Used:
Value-for-Value Exchange Ratio Adjusted by 15%:
Exchange Ratio in Offer:
New Options received in Offer
Difference in Options Received
Company Confidential – For internal use only

1,000
67
$6.05*
$0.41*
14.87 to 1
x 1.15
17.1 to 1
58
9
•
Numbers are rounded for illustrative purposes

Company Confidential – For internal use only

Eligible options (annual grants)
n/a n/a n/a 2008
5.38 to 1 $67.26 08-15-07 2007
6.45 to 1 $66.34 08-15-06 2006
5.97 to 1 $58.88 09-02-05 2005
n/a n/a n/a 2004
4.97 to 1 $61.38 11-17-03 2003
8.81 to 1 $67.90 11-19-02 2002
17.10 to 1 $68.10 11-19-01 2001
53.81 to 1 $66.08 11-20-00 2000
Exchange Ratio Exercise Price Grant Date

Company Confidential – For internal use only

What happens with spin-off?
• Exchange program ends before spin-off
• Equity grants made prior to September 26, 2007 will
become equity grants in both companies
• Equity grants made after September 26, 2007 will
become only equity grants of the company that
employs you on the day of the spin-off
• New options granted in the option exchange program
will be subject to the conversion treatment that would
apply to the old option surrendered in the exchange

Company Confidential – For internal use only

Pre 9/26/2007 grant
Option Conversion – No Exchange
Assumptions
• Distribution of 1 share of CareFusion for each share of Cardinal Health
• The closing price of CAH stock traded “regular way” on the effective date of the spin-off is $30.84
• The opening price of CAH and CFN stock trading on the trading day after the spin-off is $22.50 and $8.45, respectively
• Assumptions are for illustrative purposes.  We cannot predict the future stock prices or the distribution ratio approved by the Board.
Post-spin prices based on
opening price on trading day after
the spin-off
$30.84 minus $61.38 = -$30.54
-$30.54 times 1,000 options = -$30,540
Post-spin intrinsic value
Aggregate intrinsic value based
on ratio of post-spin prices, approx 72.7%
$22.50 divided by .5024 (per ratio) = $44.79
-$22,201 divided by ($22.50 - $44.79) = 996
-$30,540 times Approx .727 = -$22,201
$8.45 divided by .5024 (per ratio) = $16.82
-$8,337 divided by ($8.45 - $16.82) = 996
-$30,540 times Approx .273 = -$8,337
Aggregate intrinsic value based
on ratio of post-spin prices, approx 27.3%
CAH stock options
1,000
CAH exercise price
$61.38
Pre-spin CAH Stock Price
$30.84
Aggregrate Intrinsic Value
Ratio of Stock Price to exercise price
-$30,540
50.24%
Post-spin new CAH Price
$22.50
Post-spin CFN Price $8.45
Adjusted CAH Options 996
Adjusted CAH Exercise Price $44.79
Adjusted CAH Aggregate Value -$22,201
CareFusion Options 996
CareFusion Exercise Price $16.82
CareFusion Aggregate Value -$8,337
Aggregate Intrinsic Value -$30,538
For illustrative purposes only
Pre-spin price based on
closing price on trading day
immediately prior to the spin-off

Company Confidential – For internal use only

Pre 9/26/2007 grant
Option Conversion - Exchange
Assumptions
• Distribution of 1 share of CareFusion for each share of Cardinal Health
• The closing price of CAH stock traded “regularway” on the effective date of the spin-off is $30.84
• The opening price of CAH and CFN stock trading on the trading day after the spin-off is $22.50 and $8.45, respectively
• Exchange Program ratio is 4.97 to 1
• Assumptions are for illustrative purposes.  We cannot predict the future stock prices or the distribution ratio approved by the Board.
Post-spin prices based on
opening price on trading day after
the spin-off
$30.84 minus $31.84 = -$1.00
-$1.00 times 201 options = -$201
Post-spin intrinsic value
Aggregate intrinsic value based
on ratio of post-spin prices, Approx 72.7%
$22.50 divided by .969 (per ratio) = $23.23
-$146 divided by ($22.50 - $23.23) = 200
-$201 times Approx .727 = -$146
$8.45 divided by .969 (per ratio) = $8.73
-$55 divided by ($8.45 - $8.73) = 196
-$201 times Approx .273 = -$55
Aggregate intrinsic value based
on ratio of post-spin prices, Approx 27.3%
CAH stock options
201
CAH exercise price
$31.84
Pre-spin CAH Stock Price
$30.84
Aggregrate Intrinsic Value
Ratio of Stock Price to exercise price
-$201
96.9%
Post-spin new CAH Price
$22.50
Post-spin CFN Price $8.45
Adjusted CAH Options 200
Adjusted CAH Exercise Price $23.23
Adjusted CAH Aggregate Value -$146
CareFusion Options 196
CareFusion Exercise Price $8.73
CareFusion Aggregate Value -$55
Aggregate Intrinsic Value -$201
For illustrative purposes only
Pre-spin price based on
closing price on trading day
immediately prior to the spin-off

Company Confidential – For internal use only

Post 9/26/2007 grant
Option Conversion
Assumptions
• Employee is employed by Cardinal Health at the effective time of the spin-off
• The closing price of CAH stock traded “regular way” on the effective date of the spin-off is $30.84
• The opening price of CAH stock trading on the trading day after the spin-off is $22.50
• Assumptions are for illustrative purposes.  We cannot predict the future stock prices or the distribution ratio approved by the Board.
Post-spin price based on
opening price on trading day after the
spin-off
$30.84 minus $31.84 = -$1.00
-$1.00 times 201 options = -$201
Post-spin intrinsic value
Options convert entirely to post-spin employing
company
Aggregate intrinsic value approximates pre-spin
aggregate intrinsic value
$22.50 divided by .969 (per ratio) = $23.23
-$201 divided by ($22.50 - $23.23) = 276
CAH stock options 201
CAH exercise price
$31.84
Pre-spin CAH Stock Price
$30.84
Aggregrate Intrinsic Value
Ratio of Stock Price to exercise price
-$201
96.9%
Post-spin new CAH Price
$22.50
Adjusted CAH Options 276
Adjusted CAH Exercise Price $23.23
Adjusted CAH Aggregate
Value
-$201
Aggregate Intrinsic Value $201
For illustrative purposes only
Pre-spin price based on
closing price on trading day
immediately prior to the spin-off

Company Confidential – For internal use only

Pre 9/26/2007 grant
Restricted Stock Conversion
Assumptions
• Distribution of 1 share of CareFusion for each share of Cardinal Health
• Assumptions are for illustrative purposes.  We cannot predict the distribution ratio approved by the Board.
One grant
CAH restricted stock holder receives 1 share
of CFN restricted stock for each share of
CAH restricted stock held
CAH restricted stock
500
Distribution Ratio 1:1
Post-spin CFN Restricted Stock 500
Post-spin New CAH Restricted Stock 500
For illustrative purposes only

Company Confidential – For internal use only

Post 9/26/2007 grant
Restricted Stock Conversion
Assumptions
• Employee is employed by CareFusion at the effective time of the spin-off
• The closing price of CAH stock traded “regular way” on the effective date of the spin-off is $30.84
• The opening price of CFN stock trading on the trading day after the spin-off is $8.45
• Assumptions are for illustrative purposes.  We cannot predict the future stock prices or the distribution ratio approved by the Board.
Post-spin price based on
opening price on trading day after
the spin-off
One grant
$30.84 times 500 restricted shares = $15,420
Post-spin intrinsic value
Restricted stock converts entirely
to post-spin employing company
$15,420 divided by $8.45 = 1,825
CAH restricted stock
500
Pre-spin CAH Stock Price $30.84
Aggregrate Fair Market Value
$15,420
Post-spin CFN Price $8.45
CFN Restricted Stock 1,825
Aggregate Intrinsic Value $15,420
For illustrative purposes only
Pre-spin price based on
closing price on trading day
immediately prior to the spin-off

Company Confidential – For internal use only

Timeline
June 19 to July 17 Exchange Period
Visit website to make your elections
June 23 Special Shareholder Meeting
Shareholders vote on proposal to approve program
July 20, 2009 New Exchange Options Granted
Strike price for new grants determined
July 20, 2010 First Vesting Date for New Options
Must be active employee to vest

Company Confidential – For internal use only

For more information
• SOS Website
– https://cardinalhealth.equitybenefits.com
• Proxy Statement
• Tender offer
• Q&A sessions:
– June 23, 2009   12:00 to 1:00 pm Eastern time
– July 8, 2009       12:00 to 1:00 pm Eastern time
• SOS call center (800) 936-5340 or (614) 808-1620

Company Confidential – For internal use only

Next Steps
• Watch for results of the vote from the special
shareholder meeting on June 23
• Q&A sessions:
– June 23, 2009
– July 8, 2009
• Stock Option Exchange Period ends Friday, July 17, at
11:59 p.m. Eastern
• Visit Stock and Option Solutions (“SOS”) Website –
– https://cardinalhealth.equitybenefits.com